SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                          GRAVITAS INTERNATIONAL, INC.

             (Exact name of registrant as specified in its charter)

                     Florida                            65-0260846
          (State or other jurisdiction               (I.R.S. Employer
        of incorporation or organization)           Identification No.)


                       6320 South Sandhill Road, Suite #9
                            Las Vegas, Nevada 89120

          (Address of principal executive offices, including zip code)


                            GRAVITAS S-8 STOCK PLAN

                           (Full titles of the Plans)

                        Frank W. Birkholz, Attorney at Law
                        1001 Fourth Avenue, Suite #3827
                        Seattle, Washington 98154
                        (206) 682-7626

           (Name, address and telephone number of agent for service)

                                    Copy to:

                    Gravitas International, Inc.
                    6320 South Sandhill Road, Suite #9
                    Las Vegas, Nevada 89120
                    (800) 447-2220

      CALCULATION OF REGISTRATION FEE

================================================================
Title Of Each                Proposed    Proposed
Class Of                     Maximum     Maximum
Securities        Amount     Offering   Aggregate    Amount Of
To Be             To Be       Price      Offering   Registration
 Registered     Registered   Per Unit     Price         Fee
--------------  ----------  ----------  ---------  -------------
Common Stock    7,500,000   $ 0.10      $ 750,000      $ 69
..001 par        shares      per share
value
================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.*
         ----------------
Item 2.  Registrant Information and Employee Plan Annual Information.*
         -----------------------------------------------------------

_____________

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.


                                    PART II

   INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

   The following documents have been filed by the Registrant with the Securities and Exchange Commission and are incorporated by reference in this Registration
Statement:

     A. 10 K SB for year ended December 31, 2002, and 10 Q SB for quarter ended March 31, 2003

     B. The class of securities to be offered is Common Stock, par value $.001. The common stock is more fully described in the audited financial statements contained in the company's 10 K SB for the year ended December 31, 2002, which description is incorporated herein by reference.

     C. In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c) 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall also be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing such documents.

Item 4. Description of Securities.

     The shares being registered are the Company's Common Stock, $.001 par value (the "Common Stock"). The Common stock is traded on the Over the Counter Bulletin Board. The Common Stock is more fully described in the Company's 12(g) filing dated May 11, 2000, and in the Company's 10 K SB for the year ended December 31, 2002.

Item 5. Interests of named experts and counsel.

     The compensation of the Company's accountants, Grant Thornton, is not contingent and it has no interest in the Company as defined in Item 509 of Regulation S-K. The compensation of counsel for the Company, Frank W. Birkholz, attorney at law, is not contingent, nor does he have a substantial interest in the Company as defined in Item 509 of Regulation S-K.

Item 6. Indemnification of Directors and Officers.

The Amended Articles of Incorporation provide that the Company shall have the power, in its By-Laws or in any resolution of its stockholders or directors, to undertake to indemnify the officers and directors of the company against any contingency or peril as may be determined to be in the best interests of the company and in conjunction therewith, to procure, at the Company's expense, policies of insurance. Florida Statute Section 607.0850 provides that a corporation shall have the power to indemnify directors and officers and others against liability and costs of defense if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The foregoing is a summary of the Florida statute pertaining to indemnification of officers and directors. Reference is made to said statute for a full description of the indemnification provisions permitted under Florida law.

Item 7. Exemption from Registration Claimed.

Not applicable since this registration is original issue and does not involve any re-offer or re-sale.

Item 8. Exhibits Required by Item 601 of Regulation S-K

List of Exhibits
----------------

Exhibits 1-4 - Not Applicable

Exhibit 5    - Opinion of Frank W. Birkholz, attorney at law, regarding legality of shares being registered

Exhibit 6-22 - Not Applicable

Exhibit 23   - Consent of Counsel and Experts

               a.     Consent of Frank W. Birkholz
               b.     Consent of Grant Thornton LLP

Exhibit 24. Power of Attorney (included on signature page hereof)

Item 9. Undertakings
        ------------

        The Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the Form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned on the 11th day of June, 2003.

                            Gravitas International, Inc.



                            By: /s/ Robin Lecky
                                    -----------------------
                            Robin Lecky
                            Chief Executive Officer, President and Director

                            By: /s/ Edward Shapero
                                    -----------------------
                            Edward Shapero
                            Chief Financial Officer and Director

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors of Gravitas International, Inc., a Florida corporation, which is filing a Registration Statement on Form S-8 with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint Robin Lecky and Edward Shapero as true and lawful attorney-in-fact and agent, for them and in their name, place and stead, in any and all capacities, to sign such Registration Statement and any or all amendments to the Registration Statement, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact as agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Dated June 11, 2003.



        Date: June 11, 2003       By:  /s/  Robin Lecky
                                       ------------------------
                                       Robin Lecky
                                       CEO, President and Director


        Date: June 11, 2003       By:  /s/  Edward Shapero
                                       ------------------------
                                       Edward Shapero
                                       CFO and Director

        Date: June 11, 2003       By:  /s/  Vance Campbell
                                       ------------------------
                                       Vance Campbell
                                       COO, and Director


        Date: June 11, 2003       By:  /s/  Dr.  C.J.  Weinstein
                                       ------------------------
                                       Dr.  C.J.  Weinstein
                                       Director


        Date: June 11, 2003       By:  /s/  Larry  Shaben
                                       ------------------------
                                       Larry  Shaben
                                       Director and
                                       Chairman of
                                       Board of Directors

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


        Date: June 11, 2003       By:  /s/  Robin Lecky
                                       ------------------------
                                       Robin Lecky
                                       CEO, President and Director


         Date: June 11, 2003       By: /s/  Edward Shapero
                                       ------------------------
                                       Edward Shapero
                                       CFO and Director

        Date: June 11, 2003       By:  /s/  Vance Campbell
                                       ------------------------
                                       Vance Campbell
                                       COO, and Director


        Date: June 11, 2003       By:  /s/  Dr.  C.J.  Weinstein
                                       ------------------------
                                       Dr.  C.J.  Weinstein
                                       Director


        Date: June 11, 2003       By:  /s/  Larry  Shaben
                                       ------------------------
                                       Larry  Shaben
                                       Director and
                                       Chairman of
                                       Board of Directors

                          INDEX TO EXHIBITS

Exhibit Number          Exhibit


     5.1   Opinion of Frank Birkholz, Counsel.


     23.1 Consent of counsel (included in the opinion filed as Exhibit 5.1 of this Registration Statement).

     23.2  Consent of Grant Thornton, LLP, Certified Public Accountants

     24.1  Power of Attorney (included on signature page hereof)